UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
December 15, 2020

Fluidigm Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34180	77-0513190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tower Place, Suite 2000, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 266-6000
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FLDM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2020, Ana K. Stankovic, MD, PhD, MSPH, was appointed a Class II director by the Board of Directors of Fluidigm Corporation. Dr. Stankovic fills the vacancy created by an increase in the size of the Board from six to seven. Dr. Stankovic’s term of office will expire at the Company’s 2021 annual meeting of stockholders.

As a non-employee director, Dr. Stankovic will participate in our compensation program applicable to all non-employee directors, which is summarized below. Under our cash compensation policy, each non-employee director receives a base annual retainer of $40,000 and the Board chair receives an additional base annual retainer of $50,000. Committee members receive additional annual cash compensation for service on Board committees as follows: Audit Committee, $10,000; Compensation Committee, $7,000; and Nominating And Corporate Governance Committee, $5,000. Committee chairs receive additional compensation for service as the chair of Board committees as follows: Audit Committee chair, $10,000; Compensation Committee chair, $8,000; and Nominating and Corporate Governance Committee chair, $5,000.

In accordance with our outside director equity compensation policy and our 2011 Equity Incentive Plan, on December 15, 2020, Dr. Stankovic was granted (i) an option to purchase shares of our common stock and (ii) a restricted stock unit award, each having a grant date value of $55,000 and rounded to the nearest whole share. These initial equity awards vest in four equal yearly installments beginning on the first anniversary of the grant date, provided Dr. Stankovic continues to serve as a director through each such date. Beginning with our annual meeting of stockholders in 2021, Dr. Stankovic will be eligible for equity award grants on the same terms as other continuing members of the Board.

Dr. Stankovic has entered into the Company’s standard form of indemnification agreement pursuant to which the Company will indemnify her for certain actions taken in her capacity as director. A copy of the Company’s form of indemnification agreement was filed with the Securities and Exchange Commission on January 28, 2011 as Exhibit 10.1 to Amendment No. 3 to Registration Statement on Form S-1 and is incorporated herein in its entirety by reference.

On December 15, 2020, we issued a press release announcing Dr. Stankovic’s appointment as a director. The press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fluidigm Corporation Press Release dated December 15, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: December 15, 2020	By:	/s/ Nicholas Khadder
Nicholas Khadder Senior Vice President, General Counsel, and Secretary